UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2014

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52376	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 24, 2014, we entered into a Consulting Agreement (“Agreement”) with Terra Industrial Corporation (“Terra”) and Alan Johnson, individually and as an agent of Terra.  The Agreement is attached to this Form 8-K as Exhibit No. 10.1. Mr. Johnson and Terra have provided the company with consulting and other services intermittently since 2003 regarding the development and maintenance of our burner management system products.  Over the period in which Terra or Mr. Johnson has provided services to our company, we have compensated Terra in varying amounts pursuant to oral agreements that have been modified over time.  Such compensation in recent years has included substantial royalty payments and in fiscal 2012 and 2013 amounted to $768,647 and $736,414, respectively.  This Agreement supersedes all prior arrangements among the company, Terra and Mr. Johnson. The company believes the Agreement will result in a substantial reduction in the amounts it might otherwise pay to Terra and Mr. Johnson under prior oral agreements.

Under the terms of the Agreement, Terra and Mr. Johnson, acting as Terra’s agent, will continue to provide consulting services to the company as requested from time to time by our senior executive officers or board of directors for a ten-year period.  As compensation, we will pay Terra $100,000 at the beginning of every fiscal quarter for a period of ten years for a total payment obligation of $4,000,000 over the term of the Agreement.  Our compensation obligations may only be terminated in limited circumstances, such as if Terra or Mr. Johnson breaches specified obligations in the Agreement or either is convicted of any crime or other unethical behavior.  The death of Mr. Johnson will not by itself be grounds for us to terminate the Agreement.

The Agreement also affirms that all intellectual property that Terra or Mr. Johnson previously assisted the company in developing is owned by the company and all future intellectual property that Terra or Mr. Johnson may assist the company in developing will be owned by the company.  The Agreement also imposes restrictive obligations on Terra and Mr. Johnson regarding:

●	prohibiting their disclosure or use of our confidential information except as contemplated in the Agreement during the term and any time thereafter,
●	not competing with our business during the term and
●	not soliciting our employees, service providers, customers or prospective customers during the term.

Item 9.01 Financial Statements and Exhibits

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Consulting Agreement dated March 24, 2014 among Profire Energy, Inc., Terra Industrial Corporation and Alan Johnson

Cautionary Note Regarding Forward-Looking Statements.

Statements made in this Form 8-K that are not historical are forward-looking statements. This Form 8-K contains forward-looking statements, including, but not limited to statements regarding the expected reduction in the amounts the Company might otherwise pay to Terra and Mr. Johnson. All such forward-looking statements are subject to uncertainty and changes in circumstances. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: March 25, 2014	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement dated March 24, 2014 among Profire Energy, Inc., Terra Industrial Corporation and Alan Johnson